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                                                                 EXHIBIT 10.40

THIS SET-OFF AND CHARGE is made on the date set out on the Schedule BETWEEN THE CUSTOMER of the one part and THE BANK of the other part

NOW IT IS WITNESSED:

1.        Definitions

The Customer:                The Customer described in the Schedule and so that
                             where the Customer includes more than one person or corporate body the term "the Customer" shall be construed as referring to all or any one or more of those persons or corporate bodies and the obligations of the Customer shall be joint and several

The Bank:                    The Bank of N.T. Butterfield & Son Limited,
                             incorporated in Bermuda with limited liability and having its London Branch Office at 24 Chiswell
                             Street London EC1Y 4TY and where the context admits the term "the Bank" includes its successors and assigns whether immediate or derivative

The Account:                 The Account described in the Schedule and so that
                             where the Account includes more than one account the term "the Account" shall be construed as referring to all or any one of those accounts and so as to include all monies in whatever currency now and from time to time and at any time standing to the credit of the Customer in the Account

Interest Rate:               Save where otherwise agreed in writing by the
                             parties hereto the usual rate of interest of the Bank in dealing with current accounts payable on such days as the Bank may from time to time determine and compounded in the event of it not being punctually paid with monthly, quarterly or other periodic rests as the Bank shall deem fit
                             (but without prejudice to the right of the Bank to require payment of such interest) and in the absence of manifest error the certificate of an authorized officer of the Bank shall be conclusive as to the rate from time to time applicable

The Liabilities:             All monies and liabilities now and from time to
                             time and at any time due, owing or incurred to the Bank by the Customer as mentioned in clause 5.1 be they present, future, actual, contingent, primary, collateral, several or joint

2.        Consideration

          In consideration of the Bank's making or continuing advances or otherwise giving time or credit or affording banking facilities or accommodation to the Customer for so long as it may think fit at the request of the Customer (which request is now repeated and confirmed) the Customer has agreed to enter into this Set-Off and Charge and to provide the charge and other assurances to the Bank which are set out in detail in the following clauses.
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3.        The Set-Off

3.1 The Customer irrevocably authorizes the Bank from time to time and at any time without prior notice to or any consent from the Customer:

          3.1.1 to set-off and apply all or any part of the monies in whatever currency standing to the credit of the Account to or towards the discharge of the whole or any part of the Liabilities and/or

          3.1.2 to combine and consolidate all or any of the accounts within the definition of "the Account" among themselves and/or with any other account or accounts maintained by the Bank in the name of the Customer wherever they are situated and in whatever currency

3.2 The authority granted by the Customer to the Bank under clause 3.1 applies at all times whether or not a demand has been made by the Bank to the Customer for the discharge of all or any part of the Liabilities

3.3 Where any monies held to the credit of the Account are held on deposit for an unexpired period the authority granted by the Customer to the Bank under clause 3.1 entitles the Bank:

          3.3.1 to withdraw and terminate that deposit prior to the agreed maturity date and

          3.3.2 to charge to the Customer all costs related to that early termination together with any early withdrawal charge made by the Bank

3.4 Where the expression "the Customer" includes more than one person or corporate body any combination or transfer of monies contemplated by clause 3.1 may be made from any account in the name of one or more of such persons or corporate bodies to any account in the name of the Customer and where such combination or transfer requires the conversion of one currency into another such conversion shall be calculated at the then prevailing spot rate of exchange of the Bank (as conclusively determined by the Bank) for purchasing the currency for which the Customer is liable with the existing currency so converted

3.5 For the purposes of this clause the Liabilities and each and every part of them shall become immediately due and payable without the need for any demand notice or action of any kind on the part of the Bank if any of the following events occur:

          3.5.1 Upon the occurrence of any event of default as specified in any other agreement between the parties whether or not a demand pursuant to clause 5.1 or otherwise has been made by the Bank or upon lawful demand being made by the Bank for payment of any money or the performance of any obligation or discharge of any liability hereby secured whether or not the Customer shall have been accorded sufficient time or any time in which to satisfy the demand made or

          3.5.2 If any other security granted by the Customer whether to the Bank or to any other person or corporate body shall become enforceable or





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          3.5.3          Upon the Customer's inability to pay debts within the
                         meaning of sections 123 and/or 268 of the Insolvency Act 1986 or any statutory modification or re-enactment thereof or

          3.5.4 If the Customer enters or proposes to enter into a composition or arrangement with creditors or

          3.5.5 If a petition is presented for the making of an order for (or a resolution is passed proposing) the winding up of the Customer (if a corporate body) or the bankruptcy of the Customer (if an individual) or

          3.5.6 If an encumbrancer takes possession of any asset of the Customer or

          3.5.7 If a petition is presented for the making of an administration order pursuant to section 8 of the Insolvency Act 1986 (if the Customer is a corporate body) or

          3.5.8 If an application is made for garnishee order nisi in respect of any moneys standing to the credit of the Account or

          3.5.9 If there is any breach by the Customer of any of the terms of this Set-Off and Charge

          3.5.10 If any judgment is taken against or enforced against the Customer

          3.5.11 If any occurrence analogous to the foregoing occurs in any jurisdiction

3.6 When the Liabilities have become due and payable in accordance with the provisions of clause 3.5 then (without prejudice to the Bank's rights under clause 3.1) the Bank may exercise all rights of set-off under clause 3.1 and if the Bank does not do so then (unless the Bank gives express notice to the contrary to the Customer) it shall nevertheless be treated as if it had done so at the time when the Liabilities became due and payable (event if the Bank was then unaware of that fact) and as from that time the balance in the Account shall be deemed to be nil or such larger sum (if any) as shall then equal the difference between the amount then standing to the credit of the Customer in the Account and the aggregate of all the Liabilities

4.        The Charge

The Customer as beneficial owner HEREBY CHARGES by way of first fixed charge and releases to the Bank as a continuing security for the discharge of all the Liabilities the Account and all the right, title, benefit and interest of the Customer whatsoever present and future therein together with any certificates of deposit, deposit receipts or other instruments or securities relating thereto to the intent that such charge shall operate as a release of the Account to the Bank until all the Liabilities have been discharged





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5.        Customer's Covenants

The Customer COVENANTS with the Bank:

5.1 ON DEMAND (save where otherwise agreed in writing between the parties hereto) to pay to the Bank all money and discharge all obligations and liabilities which now are or at any time hereafter may be due, owing or incurred from or by the Customer to the Bank or for which the Customer may be or become liable to it in whatever currency denominated on any current or other account or in any manner whatever (whether alone or jointly with any other person or corporate body and in whatever style or form and whether as principal or surety) including (without prejudice to the generality of the above) all liabilities in connection with foreign exchange transactions and for accepting endorsing or discounting any notes or bills and/or under bonds, guarantees, indemnities, documentary or other credits or any instruments whatsoever from time to time entered into by the Bank for or at the request of the Customer or for any other matter or thing whatsoever including interest to the date of repayment (calculated at the Interest Rate and payable as well after as before judgment or the death, insanity, insolvency or other incapacity of the Customer) commission, fees and other charges and all legal and other costs, charges and expenses on a full indemnity basis together with any Value Added Tax at the applicable rate which may be or become due in respect of all or any such matters

5.2 Not to deal with the Account or any part thereof (whether by way of assignment or the creation of a charge or other security interest or otherwise) nor attempt so to do nor without the prior written consent of the Bank to make or attempt to make any withdrawal from the Account until:

          5.2.1          all the Liabilities have been discharged

          5.2.2 the Bank is no longer obliged to extend and no longer extends any financial accommodation to the Customer

          5.2.3          any agreed notice of withdrawal has been given

5.3 If so required by the Bank at any time and from time to time (save where otherwise agreed in writing between the parties hereto) to add to the Account such other monies standing to the credit of any other account or accounts as the Bank shall designate

5.4 At any time if and when required by the Bank to provide such instructions and authorities in favor of the Bank or otherwise in such form as the Bank shall require and to execute such further charges, assignments or agreements in favor of the Bank as the Bank shall from time to time require over the Account to secure the Liabilities such further charges, assignments or agreements to be prepared by or on behalf of the Bank at the cost of the Customer and to contain such clauses for the benefit of the Bank as the Bank may reasonably require

6.        The Bank's Rights

The Bank may at all times without prejudice to this Set-Off and Charge and without discharging or in any way affecting the Liabilities:

6.1 determine vary or increase any credit or facilities to the Customer in any manner whatsoever





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6.2       grant to the Customer or to any other person or corporate body any time indulgence or other concession

6.3 renew determine vary or increase any bills, notes or other negotiable securities

6.4 deal with exchange release modify renew vary or abstain from taking, perfecting or enforcing any securities or other guarantees or rights available or which the Bank may now or hereafter have from or against the Customer or any other person or corporate body

6.5 compound with discharge or release the Customer or any other person or corporate body and concur in accepting or varying any compromise, arrangement or settlement

6.6 agree with the Customer at any time as to the application of any advance made or to be made to the Customer

6.7 release compound with discharge or modify the liability of any person or corporate body included in the expression "the Customer" or make any other arrangements with such person or corporate body as the Bank may decide

6.8 assign any or all of the Bank's rights and powers under this Set-Off and Charge to any other person or corporate body

6.9 effect any change in the constitution of the Bank or be party to or the subject of any transaction involving its absorption in or amalgamation with any other corporate body or the acquisition of all or part of its undertaking by any other corporate body

7.        Consents and Notices

7.1 Any consent to be given by the Bank hereunder may be given by writing under the hand of an authorized officer of the Bank

7.2 A demand for payment or any other demand or notice under this Set-Off and Charge shall be effective notwithstanding the death insanity insolvency or other incapacity of the Customer and shall be made or given in writing by any agent or solicitor or authorized officer of the Bank and (in the case of an individual) served upon the Customer or his personal representatives personally or delivered or sent by first class letter, post, cable, telex or facsimile transmission to the Customer or his personal representatives at his or their usual place of abode or place of business last known to the Bank (in the case of telex or facsimile transmission to the last number known to the Bank) or (in the case of a corporate body) served on any one of its directors or the company secretary or delivered or sent as aforesaid to its registered office or the address or place of business of the Customer last known to the Bank or (in either case) delivered or sent as aforesaid to the address of the Customer stated in the Schedule and a demand or notice so addressed and posted shall be deemed to be delivered forty-eight hours after posting and shall be effective notwithstanding that it be returned undelivered and in proving such service it shall be sufficient to prove that the notice or demand was properly addressed and posted and any notice or demand sent by cable, telex or facsimile transmission shall be deemed to have been served at the time of dispatch and shall be effective notwithstanding any incomplete or distorted transmission and in proving such service it shall be sufficient to provide that the notice or





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          demand (if by cable) was properly addressed and dispatched or (if by telex or facsimile transmission) was transmitted to the correct number from which the correct answerback or other appropriate acknowledgement of receipt was obtained

7.3 In the case of the death of any person a party hereto and until receipt by the Bank of notice in writing of the grant of representation to the estate of the deceased any notice or demand by the Bank sent by first class letter post cable telex or facsimile transmission as aforesaid addressed to the deceased or to his personal representatives at the usual place of abode or place of business of the deceased last known to the Bank shall for all purposes be deemed a sufficient service of a notice or demand by the Bank on the deceased and his personal representatives and shall be as effectual as if the deceased were still living.

7.4 Any such notice or demand or (in the absence of manifest error) any certificate as to the amount at any time secured hereby shall be conclusive and binding upon the Customer if signed by any agent or solicitor or authorized officer of the Bank

8.        Continuing Security and Banking Powers

8.1 This Set-Off and Charge shall be a continuing security to the Bank notwithstanding the death, insanity, insolvency or other incapacity of the Customer and shall not be prejudiced by repayment or partial repayment of sums from time to time owing by the Customer to the Bank or by the settlement of any account and is in addition to and shall not merge with or otherwise prejudice or affect any contractual or other right or remedy or any collateral or other securities now or hereafter held or available for any of the moneys hereby secured (even if the same shall be taken without the consent or against the prohibition of the Customer in respect of moneys for which the Customer is or shall be liable as surety only) and this Set-Off and Charge shall not be in any way prejudiced or affected thereby or by the invalidity thereof or by the Bank now or hereafter dealing with exchanging, releasing, varying or abstaining from perfecting or enforcing any of the same or any rights which it may now or hereafter have or giving time for payment or indulgence or compounding with any other person liable

8.2 The Bank may from time to time give time for payment of any bill or bills of exchange or any promissory note or notes or any other security or securities which may have been discounted for or received in account from the Customer by the Bank or on which the Customer shall or may be liable as drawer or endorser or otherwise liable thereon as the Bank shall in its discretion think fit without in any manner releasing the Customer or affecting the security hereby created and nothing herein contained shall operate so as to merge or otherwise prejudice or affect any bill, note, guarantee, mortgage or other security which the Bank may for the time being have for any money or liabilities due or incurred by the Customer to the Bank or any right or remedy of the Bank thereunder

8.3 None of the persons or corporate bodies included in the expression "the Customer" shall as against the Bank be entitled to any of the rights or remedies legal or equitable of a surety as regards the indebtedness or liabilities of any of the other persons or corporate bodies included in the expression "the Customer"

8.4 The execution of this Set-Off and Charge by the Customer shall constitute an authority on the part of the Customer to the Bank to disclose to any bank or financial institution to whom the





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          Bank is proposing to assign all or any of its rights hereunder or to offer or grant a participation in any loan secured by this Set-Off and Charge such information concerning the affairs of the Customer insofar as they relate to the Account in such manner and to such extent as the Bank shall from time to time deem fit

9.        Currency Clauses

9.1 All moneys received or held by the Bank under this Set-Off and Charge may from time to time be converted into such other currency as the Bank considers necessary or desirable to cover the obligations and liabilities, actual or contingent, of the Customer in that currency at the then prevailing spot rate of exchange of the Bank (as conclusively determined by the Bank) for purchasing the currency to be acquired with the existing currency

9.2 If and to the extent that the Customer fails to pay on demand any amount due the Bank may in its absolute discretion and without notice to the Customer purchase at any time thereafter so much of a currency as the Bank considers necessary or desirable to cover the obligations and liabilities of the Customer in such currency hereby secured at the then prevailing spot rate of exchange of the Bank (as conclusively determined by the Bank) for purchasing such currency with sterling and the Customer hereby agrees to indemnify the Bank against the full sterling price (including all costs, charges and expenses) paid by the Bank

9.3 No payment to the Bank (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Customer in respect of which it was made unless and until the Bank shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency the Bank shall have a further separate cause of action against the Customer and shall be entitled to enforce the security hereby created to recover the amount of the shortfall

10.       Power of Attorney

10.1 As security for the covenants hereinbefore contained and in consideration of the Bank making available or continuing to make available banking facilities to the Customer the Customer, hereby irrevocably during the continuance in force of this security appoints the Bank and the persons deriving title under the Bank, any person nominated in writing under the hand of an officer of the Bank or any successor in title severally to be the attorney of the Customer, for the Customer and in the Customer's name and on the Customer's behalf to execute, seal and deliver or otherwise perfect any deed or other instrument or act which may be required or deemed proper for any of the purposes of this security (including any authority or other charge assignment or agreement referred to in clause 5.4) or to protect the interest of the Bank hereunder and this appointment shall operate as general power of attorney under section 10 of the Powers of Attorney Act 1971

10.2 The Customer hereby covenants with the Bank and its successors in title that on request the Customer will ratify and confirm all security agreements, documents, acts and things and all transactions entered into by the Bank or by the Customer at the instance of the Bank in the exercise or purported exercise of its powers and the Customer irrevocably acknowledges and





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          agrees that such power of attorney be inter alia given to secure the performance of the obligations owed to the Bank by the Customer

11.       Miscellaneous

11.1 No failure or delay by the Bank in exercising any right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy

11.2 The security given to the Bank pursuant to this Set-Off and Charge shall extend to all the Liabilities whether or not the Bank was an original party to the relevant transaction or transactions by virtue of which the Liabilities or any part may from time to time arise

11.3 Each of the provisions of this Set-Off and Charge is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby

11.4 Each person and corporate body included in the expression "the Customer" agrees to be bound by this Set-Off and Charge notwithstanding that any other such person or corporate body intended to execute or be bound may not do so or be effectually bound and notwithstanding that this Set-Off and Charge may be determined or become invalid or unenforceable against any one or more such persons or corporate bodies whether or not the deficiency is known to the Bank

12.       Warranty and Undertaking

12.1 The Customer hereby represents and warrants that the Customer has full power, authority and legal right to give and to observe the terms and conditions of this Set-Off and Charge and that there is no provision in the memorandum or articles of association or any other constitutional document of any corporate body included in the expression "the Customer" or in any other corporate document, mortgage, indenture, trust, deed or any other agreement binding upon the Customer or affecting the Customer which would inhibit or prevent the Customer from entering into the obligations set out in this Set-Off and Charge or prevent conflict with or affect the Customer's performance or observance of any of the terms of this Set-Off and Charge

12.2 The Customer hereby undertakes to the Bank that the Customer will obtain and maintain in full force and effect all governmental and other approvals and consents and do or cause to be done all other acts and things necessary or desirable in connection herewith or for the performance of the Customer's obligations hereunder.

13.       Proper Law and Jurisdiction

13.1 This Set-Off and Charge shall be governed by and construed in accordance with the Law of England and Wales and the Customer hereby irrevocably submits to the non-exclusive jurisdiction of the Courts in England and Wales

13.2 Without prejudice to the generality of the provisions of sections 695 and 725 of the Companies Act 1985 and the Rules of the Supreme Court for the time being the Customer hereby





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          irrevocably authorizes and appoints the solicitors named in the
          Schedule (or such other person being a firm of solicitors resident in England or Wales as the Customer may by notice to the Bank substitute) to accept service of all legal process arising out of or connected with this Set-Off and Charge and service on those solicitors (or such substitute) shall be deemed to be service on the Customer

14.       Headings and Interpretation

14.1 The subject headings are for information only and shall not affect the construction or effect of this Set-Off and Charge

14.2 Words importing the masculine gender only include the feminine gender and words importing the singular number may include the plural number and vice versa

14.3 Words denoting or referring to a natural person shall include a body corporate and vice versa

14.4 Any reference to a statute includes any amendment or reenactment of it for the time being in force

IN WITNESS whereof the Customer has executed this Set-Off and Charge as a deed on the date shown in the Schedule

The Common Seal of
Horizon Exploration Ltd
was hereunto affixed in the
presence of:

                         Director:  /s/ G.M. Harrison

                         Directors:  /s/ George Purdie


Signed, Sealed and Delivered
by the Said
in the presence of:

Witness Name:  /s/ [illegible signature]
Address:


Occupation:  Secretary





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